EXHIBIT 99

Winland Electronics, Inc.
1950 Excel Drive
Mankato, Minnesota 56001

Dear Winland Shareholder:

On behalf of the board of directors of Winland Electronics, Inc., I want to thank you for your participation in the matter before the Special Meeting of Shareholders held on August 21, 2001.  As you know, the purpose of the meeting was to vote on a proposal by Dyna Technology, Inc. to remove all of Winland’s existing directors and to elect a new board of directors proposed by Dyna Technology.

Attendance at the meeting was good, with approximately 100 people present. Included were all the members of the incumbent board of directors, two of the seven director nominees representing Dyna Technology, Inc., Mr. Holzhueter and Mr. Fraley, and other parties necessary for the business of the meeting.

Prior to the call for final votes by shareholders, there was a period for comments and discussion. Results of the vote took several hours however, and shareholders remaining at the meeting site were notified of the official voting results after 4:00 p.m.

Eighty-five percent of the outstanding shares were voted at the meeting, either in person or by proxy.  Approximately 45 percent of the outstanding shares were voted against the proposal and approximately 39 percent of the outstanding shares were voted in favor of the proposal.

To each of you who voted against the proposal, we thank you for your vote of support and confidence in our experience, skill, and commitment to the long-term best interests of all Winland shareholders.  To all who voted in favor of the proposal, we appreciate your concern and involvement in all the issues that affect each of us.  Our pledge to every one of you is the execution of an operating plan that, in the near term, maximizes manufacturing and sales opportunities while conserving cash and preserving assets, and in the long term, builds shareholder value through sales growth, profitability and investor awareness.

Throughout the entire period of the proxy contest, your management team has continued moving forward, adjusting and implementing changes in Winland’s business strategies.  With the recent acquisition of four new OEM customers, our updated marketing plan has already begun to yield beneficial results.  Cost-reduction programs continue to be implemented based on forecasts, and a variety of other measures are planned that are intended to help Winland weather a difficult period for all of us in the electronic manufacturing sector.

Again, thank you for your involvement, encouragement, and support.

Sincerely,

Lorin E. Krueger
President and CEO

Cautionary Factors That May Affect Future Results

             Certain statements contained in this document and other written and oral statements made from time to time by Winland do not relate strictly to historical or current facts. As such, they are considered “forward-looking statements” which provide current expectations or forecasts of future events.  Forward looking statements in this letter include statements regarding the results expected from the execution of our operating plan, the beneficial results anticipated from our updated marketing plan and our cost reduction programs.  One must carefully consider forward-looking statements and understand that such statements involve a variety of risks and uncertainties, known and unknown, including, among others, the risk that sales do not grow as expected due to continued adverse economic conditions, the risk of losing all or a portion of the business from one or more key customers and the risk of working capital shortages.  Consequently, no forward-looking statement can be guaranteed and actual results may vary materially.

             Winland undertakes no obligation to update any forward-looking statement, but investors are advised to consult any further disclosures by the company on this subject in its filings with the Securities and Exchange Commission, especially on Forms 10-K, 10–Q and 8-K (if any), in which the company discusses in more detail various important factors that could cause actual results to differ from expected or historic results. Winland notes these factors as permitted by the Private Securities Litigation Reform Act of 1995. It is not possible to foresee or identify all such factors. As such, investors should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potentially inaccurate assumptions.